Exhibit 99.01

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Name of each exchange on which registered
Common Stock, par value $.01 per share	New York Stock Exchange
Mexico Stock Exchange
Tokyo Stock Exchange

Depositary Shares, each representing 1/1,000th of a share of	New York Stock Exchange
8.50% Non-Cumulative Preferred Stock, Series F

Depositary Shares, each representing 1/1,000th of a share of	New York Stock Exchange
6.5% Non-Cumulative Convertible Preferred Stock, Series T

Depositary Shares, each representing 1/1,000th of a share of	New York Stock Exchange
8.125% Non-Cumulative Preferred Stock, Series AA

7.625% Trust Preferred Securities of Citigroup Capital III (and	New York Stock Exchange
registrant’s guaranty with respect thereto)

7.125% Trust Preferred Securities (TruPS®) of Citigroup Capital	New York Stock Exchange
VII (and registrant’s guaranty with respect thereto)

6.950% Trust Preferred Securities (TruPS®) of Citigroup Capital	New York Stock Exchange
VIII (and registrant’s guaranty with respect thereto)

6.00% Trust Preferred Securities (TruPS®) of Citigroup Capital	New York Stock Exchange
IX (and registrant’s guaranty with respect thereto)

6.10% Trust Preferred Securities (TruPS®) of Citigroup Capital	New York Stock Exchange
X (and registrant’s guaranty with respect thereto)

6.00% Trust Preferred Securities (TruPS®) of Citigroup Capital	New York Stock Exchange
XI (and registrant’s guaranty with respect thereto)

6.875% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Citigroup Capital XIV (and registrant’s guaranty with respect thereto)

6.500% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Citigroup Capital XV (and registrant’s guaranty with respect thereto)

6.450% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Citigroup Capital XVI (and registrant’s guaranty with respect thereto)

6.350% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Citigroup Capital XVII (and registrant’s guaranty with respect thereto)

6.829% Fixed Rate/Floating Rate Enhanced Trust Preferred	New York Stock Exchange
Securities (Enhanced TruPS®) of Citigroup Capital XVIII (and
registrant’s guaranty with respect thereto)

7.250% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Citigroup Capital XIX (and registrant’s guaranty with respect thereto)

7.875% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Citigroup Capital XX (and registrant’s guaranty with respect thereto)

8.500% Fixed Rate/Floating Rate Trust Preferred Securities	New York Stock Exchange
(TruPS®) of Citigroup Capital XII (and registrant’s guaranty with respect thereto)

7.875% Fixed Rate/Floating Rate Trust Preferred Securities	New York Stock Exchange
(TRUPS®) of Citigroup Capital XIII (and registrant’s guaranty with respect thereto)

Principal-Protected Trust Certificates Linked to the Dow Jones Industrial	NYSE Arca, Inc.
AverageSM , the Dow Jones EURO STOXX 50 IndexSM , the Nikkei 225
Stock AverageSM and the S&P BRIC 40 Index® Due 2012 +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index, the Dow Jones EURO STOXX 50® Index and the Nikkei
225 Stock AverageSM Due 2013 +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index, the Dow Jones EURO STOXX 50® Index and the Nikkei
225 Stock AverageSM Due 2014 +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index Due 2013 +

Principal-Protected Trust Certificates Linked to the Global Index	NYSE Arca, Inc.
Basket Due 2013 +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index Due 2013 +

2% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Russell 2000® Index Due 2014 +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index Due 2014 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Dow Jones-AIG Commodity IndexSM-Excess Return Due 2014 +

Principal-Protected Trust Certificates Linked to the Dow Jones	NYSE Arca, Inc.
Industrial AverageSM Due 2014 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
S&P 500 Index® Due 2014 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Russell 2000® Index Due 2014 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
S&P MidCap 400® Index Due 2014 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Dow Jones-UBS Commodity IndexSM Due 2014 +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index Due 2014 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
S&P 500 Index® Due 2014 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Price of Gold Due 2014 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Russell 2000® Index Due 2014 +

2% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Price of Gold Due 2014 +

2% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
S&P 500® Index Due 2014 +

2% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Russell 2000® Index Due 2014 +

2% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Price of Gold Due 2014 +

Index LeAding StockmarkEt Return Securities (Index LASERSSM)	NYSE Arca, Inc.
Based Upon the S&P 500® Index Due 2012 +

7.50% Tangible Dividend Enhanced Common Stock (T-DECS)	New York Stock Exchange

C-Tracks Exchange-Traded Notes Based on the Performance of	NYSE Arca, Inc.
the Citi Volatility Total Return Index Due November 12, 2020 +

Warrants (expiring October 28, 2018)	New York Stock Exchange

Warrants (expiring January 4, 2019)	New York Stock Exchange

+ Issued by Citigroup Funding Inc. (CFI), or a subsidiary trust of CFI, and includes registrant’s guaranty with respect thereto.